As filed with the United States Securities and Exchange Commission on February 5, 2013

REGISTRATION STATEMENT NO. 333-179137

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Manhattan Bancorp

(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	20-5344927 (I.R.S. Employer Identification Number)

2141 Rosecrans Avenue, Suite 1100

El Segundo, California 90245

(310) 606-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry L. Robinson

Chief Executive Officer

2141 Rosecrans Avenue, Suite 1100

El Segundo, California 90245

(310) 606-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joshua A. Dean, Esq.
Bingham McCutchen LLP
600 Anton Boulevard, Suite 1800
Costa Mesa, California 92626
(714) 830-0617

Approximate date of commencement of proposed sale of the securities to the public: Not applicable

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

THIS POST-EFFECTIVE AMENDMENT WILL BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(C) OF THE SECURITIES ACT OF 1933.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-4 (Registration Statement No. 333-179137) filed by Manhattan Bancorp (the “Registrant”) with the Securities and Exchange Commission on January 23, 2012 (as amended, the “Registration Statement”). The Registration Statement registered 9,848,020 shares of the Registrant’s common stock, no par value (“Common Stock”), for issuance by the Registrant in connection with the merger of Professional Business Bank with and into a wholly-owned subsidiary of the Registrant.  The Registrant issued an aggregate of 8,195,469 shares of Common Stock under the Registration Statement.

In accordance with an undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 1,652,551 shares of Common Stock that were registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California on the 5th day of February, 2013.

MANHATTAN BANCORP

By:	/s/ Terry L. Robinson
Name: Terry L. Robinson
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
J. Grant Couch, Jr.	Director, Chairman of the Board	February 5, 2013

/s/ Terry L. Robinson	Chief Executive Officer and Director
Terry L. Robinson	(Principal Executive Officer)	February 5, 2013

/s/ Curt Christianssen	Interim Chief Financial Officer
Curt Christianssen	(Principal Financial and Accounting Officer)	February 5, 2013

*
Chris W. Caras, Jr.	Director	February 5, 2013

*
Harry W. Chenoweth	Director	February 5, 2013

*
John D. Flemming	Director	February 5, 2013

/s/ Gary C. Wallace
Gary C. Wallace	Director	February 5, 2013

/s/ James B. Jones
James B. Jones	Director	February 5, 2013

/s/ Louis P. Smaldino
Louis P. Smaldino	Director	February 5, 2013

*
Stephen P. Yost	Director	February 5, 2013

/s/ Michael A. Zoeller
Michael A. Zoeller	Director	February 5, 2013

* By:	/s/ Terry L. Robinson
Terry L. Robinson, Attorney in Fact

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